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Exhibit 10.33

        THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                        , 2002

WARRANT TO PURCHASE SERIES A PREFERRED STOCK
OF
GRIC COMMUNICATIONS, INC.

No.	Void after , 2007
CUSIP No.:	Number of shares: [ ]

        GRIC Communications, Inc., a Delaware corporation (the "Company"), with principal offices at 1421 McCarthy Blvd., Milpitas, CA 95035, hereby acknowledges that                        is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time after the above specified date of this Warrant and prior to the Expiration Date (as defined below), up to that number of shares of Warrant Stock (as defined below) as may be purchased for the Maximum Purchase Amount (as defined below) at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for each share of Warrant Stock so purchased in lawful money of the United States. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

        This Warrant is issued pursuant to that certain Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated as of April 19, 2002 (the "Purchase Agreement"), by and among the Company, the original holder of this Warrant and certain other investors listed on the Schedule of Investors attached to the Purchase Agreement as Exhibit A, and is subject to the provisions thereof.

        1.    Definitions.    The following definitions shall apply for purposes of this Warrant:

          1.1  "Company" means the "Company" as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

          1.2  "Expiration Date" means the earliest to occur of (i) the fifth anniversary of the date first written above, (ii) the consummation of a consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger, (iii) the consummation of a sale of all or substantially all of the assets of the Company or (iv) the date of any liquidation, dissolution or winding up of the Company.

          1.3  "Holder" means any person who shall at the time be the registered holder of this Warrant.

          1.4  "Maximum Number" means [10% multiplied by the number of shares of Preferred Stock purchased by the Holder at the closing of the financing] [15% multiplied by the number of shares of Preferred Stock purchased by the Holder at the closing of the financing].

          1.5  "Maximum Purchase Amount" means the product of the Maximum Number multiplied by the Warrant Price.

          1.6  "Net Exercise" means an exercise of this Warrant pursuant to Section 2.6.

          1.7  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof.

          1.8  "Purchase Amount" means, at a given time, an amount equal to the Maximum Purchase Amount less the aggregate amount previously paid to the Company for the purchase of Warrant Stock upon exercise of this Warrant.

          1.9  "Warrant" means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

          1.10 "Warrant Price" means [$1.66] [$2.49]. The Warrant Price is subject to adjustment as provided herein.

          1.11 "Warrant Stock" means fully paid, non-assessable shares of Series A Preferred Stock of the Company. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term "Warrant Stock" shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

        2.    Exercise.

          2.1    Method of Exercise.    Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day before the Expiration Date, for up to that number of shares of Warrant Stock that is obtained by dividing (a) the Purchase Amount by (b) the then effective Warrant Price, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.

          2.2    Form of Payment.    Payment may be made by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder, or (iv) any combination of the foregoing.

          2.3    Partial Exercise.    Upon a partial exercise of this Warrant: (i) the Purchase Amount immediately prior to such exercise shall be reduced by the aggregate amount paid to the Company upon such exercise of this Warrant, and (ii) this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the Maximum Purchase Amount is the Purchase Amount as so reduced. In no event may the cumulative aggregate purchase price paid to the Company upon all exercises of the Warrant exceed the Maximum Purchase Amount.

          2.4    No Fractional Shares.    No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

          2.5    Restrictions on Exercise.    This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto, confirming and acknowledging that the representations and warranties of the Holder set forth in Section 4 of the Purchase Agreement are true and correct as of this date of exercise.

          2.6    Net Issue Election.    The Holder may elect to convert this Warrant, without the payment by the Holder of any additional consideration, into shares of Warrant Stock having a value equal to the Purchase Amount or any portion thereof by the surrender of this Warrant or such portion to the Company, with the net issue election selected in the subscription form attached hereto duly executed by the Holder, at the principal offices of the Company. Thereupon, the Company will issue to the Holder such number of shares of Warrant Stock as is computed using the following formula:

X	=	Y (A-B) A
where	X = the number of shares to be issued to the Holder pursuant to this Section 2.6.
Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2.6.
A = the fair market value of one share of Warrant Stock, as determined in good faith by the Company's Board of Directors, as at the time the net issue election is made pursuant to this Section 2.6.
B = the Warrant Price in effect at the time the net issue election is made pursuant to this Section 2.6.

        The Company's Board of Directors will promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Warrant Stock.

        3.    Issuance of Stock.

          3.1  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. In the event of any exercise of the rights represented by this Warrant, the Company shall promptly following the date of its receipt of the exercise notice, the Purchase Amount (or notice of a Net Exercise) and this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), (1) in the case of a public resale of such Warrant Stock, at the holder's request, credit such aggregate number of shares of Warrant Stock to which the holder shall be entitled to the holder's or its designee's balance account with the Depositary Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system, or (2) issue and deliver to the address as specified in the exercise notice, a certificate or certificates in such denominations as may be requested by the holder in the exercise notice, registered in the name of the holder or its designee, for the number of shares of Warrant Stock to which the holder shall be entitled upon such exercise. Upon delivery of the exercise notice, this Warrant and Purchase Amount or notification to the Company of a Net Exercise, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Stock with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Stock.

          3.2  In the case of a dispute as to the determination of the Warrant Price or the arithmetic calculation of the number of shares of Warrant Stock, the Company shall promptly issue to the holder the number of shares of Warrant Stock that is not disputed and shall promptly submit the disputed determination or arithmetic calculation to the holder via facsimile. If the holder and the Company are unable to promptly agree upon the determination of the Warrant Price or arithmetic calculation of the number of shares of Warrant Stock, then the Company shall immediately submit via facsimile (x) the disputed determination of the Warrant Price to an independent, reputable investment banking firm selected jointly by the Company and the holder, or (y) the disputed arithmetic calculation of the number of shares of Warrant Stock to its independent, outside auditor. The Company shall cause the investment banking firm or the auditor, as the case may be, to promptly perform the determination or calculation and notify the Company and the holder of the results. Such investment banking firm's or auditor's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error. All fees and expenses of such determinations shall be borne solely by the Company.

        4.    Adjustment Provisions.    The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment solely upon the occurrence of the following events:

          4.1    Adjustment for Stock Splits, Stock Dividends, etc.    The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities) that occurs after the date of the Warrant.

          4.2    Adjustment for Other Dividends and Distributions.    In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in securities of the Company (other than issuances with respect to which adjustment is made under Section 4.1), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

          4.3    Adjustment for Reorganization or Recapitalization.    After the date of this Warrant, in case of any reorganization or recapitalization of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), other than transactions described in Section 1.2 above, then the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such reorganization or recapitalization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization or recapitalization if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4, and the successor or purchasing corporation in such reorganization or recapitalization (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization or recapitalization.

          4.4    Conversion of Stock.    In case all the authorized Warrant Stock of the Company is converted, pursuant to the Company's Certificate of Incorporation, into Common Stock or other securities or property, or the Warrant Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the "Former Number of Shares of Warrant Stock"), the stock and other securities and property to which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

          4.5    Notice of Adjustments.    The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

          4.6    No Change Necessary.    The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

          4.7    Reservation of Stock.    If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

        5.    Covenants.    The Company hereby covenants and agrees as follows:

          5.1    Issuance of Warrants and Warrant Stock.    This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. All Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment hereof or net exercise in accordance with the terms hereof, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Warrant Stock.

          5.2    Reservation of Shares.    During the period within which the rights represented by this Warrant may be exercised, the Company will take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the number of shares of (a) Common Stock needed to provide for the conversion of the Warrant Stock, and (b) Warrant Stock needed to provide for the exercise of all of the Warrants, without regard to any limitations on conversions or exercise.

          5.3    Listing.    The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Warrant Stock upon each national securities exchange or market and automated quotation system, if any, upon which shares of Common Stock are then listed and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall list on each such exchange or market or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such exchange or market or automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.3.

          5.4    Certain Actions.    The Company will not, by amendment of its certificate of incorporation (the "Charter") or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of

  Warrant Stock issuable upon the exercise of this Warrant above the Warrant Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant, and (iii) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Warrant Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Warrant Stock then authorized by the Charter and available for the purpose of issue upon such exercise.

          5.5    Obligations Binding on Successors.    This Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company's assets or other similar transactions.

        6.    Taxes.    The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Stock upon exercise of this Warrant.

        7.    Ownership and Transfer.

          7.1  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the "Warrant Register"), in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

          7.2  Subject to restrictions set forth in the Purchase Agreement and the Stockholder Agreement, this Warrant and all rights hereunder shall be assignable and transferable by the holder hereof without the consent of the Company upon surrender of this Warrant with a properly executed assignment at the principal executive offices of the Company (or such other office or agency of the Company as it may designate in writing to the holder hereof).

          7.3  The Company is obligated to register the Common Stock issuable upon conversion of the Warrant Stock for resale under the Securities Act pursuant to the Investors Rights Agreement. The shares of Warrant Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Investors Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Investors Rights Agreement and such holder, by its acceptance of this Warrant, agrees and shall agree to be bound by and to comply with the terms and conditions of the Investors Rights Agreement applicable to such holder as a holder of such Registrable Securities.

        8.    Effect of Reclassification, Consolidation, Merger or Sale.    If any of the following events occur, namely (a) any reclassification or change of the outstanding shares of Common Stock, (b) any statutory exchange, as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a "Statutory Exchange"), (c) the closing of any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (d) voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (e) the closing of any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person (each of the events described in the foregoing clauses (a), (b), (c), (d) and (e), a "Special Event"), as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Warrant shall be deemed exercised immediately prior to such Special Event, and such shares of Warrant Stock issuable upon such exercise shall be deemed converted to Common Stock immediately prior to such Special Event.

        9.    Notice to Holders Prior to Certain Actions.    In case:

          (a)  the Company shall declare a dividend (or any other distribution) on its Common Stock;

          (b)  the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c)  of any Special Event;

          the Company shall mail to each holder of Warrants at its address appearing on the Warrant Register as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such Special Event is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Special Event.

        10.    Lost, Stolen, Mutilated or Destroyed Warrants.    If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Notwithstanding the foregoing, if this Warrant is lost by, stolen from or destroyed by the original holder hereof, the affidavit of such original holder setting forth the circumstances of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required by the Company as a condition to the execution and delivery by the Company of a new Warrant to such original holder other than such original holder's unsecured written agreement to indemnify the Company solely for losses actually incurred by the Company as a direct consequence of the loss, theft or destruction of the Warrant.

        11.    No Rights or Liabilities as Stockholder.    This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

        12.    No Impairment.    The Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

        13.    Attorneys' Fees.    In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys' fees.

        14.    Transfer.    Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company's prior written consent, which the Company may withhold in its sole discretion.

        15.    Governing Law.    This Warrant shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. The parties hereto irrevocably submit to the jurisdiction of the state and federal courts sitting in the Northern District of California.

        16.    Headings.    The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

        17.    Notices.    Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on Exhibit A to Purchase Agreement or, in the case of the Company, at the principal offices of the Company, or at such other address as any party or the Company may designate by giving ten (10) days' advance written notice to all other parties.

        18.    Amendment; Waiver.    Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of Warrants representing at least a majority of the aggregate shares of Warrant Stock issuable upon exercise of all the Warrants at the time outstanding (and such majority shall include Asia Pacific Growth Fund, III, L.P., Vertex Technology Fund (II) Ltd. and Vertex Technology Fund (III) Ltd.). Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, each holder of any Notes at the time outstanding, each future holder of such securities, and the Company.

        19.    Severability.    If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

        20.    Terms Binding.    By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

[Rest of Page Intentionally Left Blank]

GRIC COMMUNICATIONS, INC.:	ACCEPTED BY HOLDER:

Name of Holder:
By:	By:

Name:	Name:

Title:	Title:

[SIGNATURE PAGE TO WARRANT]

Exhibit 1

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: GRIC Communications, Inc.

        (1)  The undersigned Holder hereby elects to purchase            shares of Series A Preferred Stock of GRIC Communications, Inc. (the "Warrant Stock"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

        {(1)    Net Issue Election.    The undersigned Holder elects to convert the Warrant into such shares of Warrant Stock by net issue election pursuant to Section 2.6 of the Warrant. This conversion is exercised with respect to            shares of Series A Preferred Stock of GRIC Communications, Inc. (the "Warrant Stock") covered by the Warrant.

        [STRIKE PARAGRAPH ABOVE THAT DOES NOT APPLY]}

        (2)  In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 4 of the Purchase Agreement (as defined in the Warrant) as they apply to the undersigned Holder are true and correct as of this date.

        (3)  Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:

(Name)	(Name)
(Address)	(Address)
(Address)	(Address)
(City, Country, Postal Code)	(City, Country, Postal Code)
(Date)	(Signature of Holder)

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WARRANT TO PURCHASE SERIES A PREFERRED STOCK OF GRIC COMMUNICATIONS, INC.
Exhibit 1 FORM OF SUBSCRIPTION